SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported) March 21, 2005

STANDARD MANAGEMENT CORPORATION

(Exact name of registrant as specified in its charter)

Indiana	0-20882	35-1773567

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

10689 North Pennsylvania, Indianapolis, Indiana 46280

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (317) 574-6200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry into a Material Definitive Agreement.

     See Item 2.03 below.

Item 2.03 — Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

     On March 21, 2005, Standard Management Corporation (the “Company”) issued a $4.75 million Secured Convertible Term Note due on or before March 21, 2008 (the “Note”). The Note was issued pursuant to a Securities Purchase Agreement entered into on that date by the Company and Laurus Master Fund, Ltd., a Cayman Islands company (“Laurus”). A summary of the material terms of the Securities Purchase Agreement, the Note, the warrant attached to the Note (the “Warrant”) and the registration rights agreement between the Company and Laurus follows.

     Maturity of the Note. The Note matures on March 21, 2008.

     Interest Rate on the Note. The Note bears interest at a rate equal to the prime rate as published in The Wall Street Journal plus 2%, with a floor of 7.25%. The interest rate may under specified circumstances be reduced, in the event that the trading price for the Company’s common stock increases above certain levels.

     Principal Payments on the Note. Principal payments commence on October 1, 2005 and continue on the first of each month thereafter in an amount equal to $158,333.33 per month. Under certain circumstances, the Company may make a monthly payment in shares of its common stock.

     Optional Redemption by the Company. The Company may redeem the Note at any time (1) prior to the first anniversary for 120% of the outstanding principal amount, (2) after the first anniversary but prior to the second anniversary for 115% of the outstanding principal amount, and (3) after the second anniversary but prior to the third anniversary for 110% of the outstanding principal amount.

     Acceleration of the Note. The holder of the Note may accelerate all of the obligations of the Company under the Note if the Company fails to pay any installment of principal or interest on the Note when due, and the failure continues for three business days after the payment is due. The interest rate on the Note is increased by 5% upon the occurrence and continuance of any event of default under the Note, including (i) failure to pay, (ii) breach of certain covenants by the Company, (iii) the bankruptcy of the Company, or (iv) certain other customary events of default.

     Conversion of the Note. The holder of the Note may at any time convert the outstanding principal and unpaid interest due under the Note to shares of the Company’s common stock at a conversion price of $3.28 per share. The conversion price is subject to customary adjustments to avoid dilution, and to reduction in the event the Company sells stock to other parties (with certain exceptions) at a price lower than the conversion price.

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     Warrant. In connection with the issuance of the Note, the Company has issued to Laurus a Warrant to purchase 532,511 shares of the Company’s common stock at an exercise price of $3.90 per share. The exercise price is subject to customary adjustments to prevent dilution. The term of the Warrant is five years.

     Limitation on the Conversion of the Note and Exercise of the Warrant. The conversion of the Note and the exercise of the Warrant are limited as follows:

•	Unless the Company is in default on the Note, or the holder has given the Company 75 days’ notice, the Note may not be converted and the Warrant may not be exercised if, as a result of the conversion or exercise, Laurus would own more than 4.99% of the shares of the Company’s common stock outstanding at that time;

•	The Note may not be converted and the Warrant may not be exercised if, as a result of the conversion or exercise, Laurus would own more than 19.99% of the shares of the Company’s common stock outstanding at that time;

•	The Note may not be converted and the Warrant may not be exercised to the extent the conversion or exercise would require approval by any applicable insurance regulatory agency or authority, unless the approval has been obtained;

•	Unless the shareholders of the Company have first approved the conversion or exercise, the Note may not be converted and the Warrant may not be exercised if, as a result of the conversion or exercise, the aggregate number of shares issued upon conversion of the Note and exercise of the Warrant for a price less than $7.58 exceeds 1,583,430, (subject to customary adjustments for dilution) (the “Maximum Stock Issuance”). If, at any time, the aggregate number of shares otherwise issuable upon the conversion of the Note and the exercise of the Warrant exceeds the Maximum Stock Issuance, the Company is obligated to call a shareholders’ meeting to solicit approval of the conversion and exercise.

     Fees. The Company has paid to Laurus Capital Management, LLC, Laurus’s manager, a fee equal to 4% of the original principal amount of the Note ($190,000) and has reimbursed Laurus for its reasonable expenses, including legal fees.

     Registration Rights. The Company has agreed to file a registration statement with the U.S. Securities and Exchange Commission within 30 days of the closing to register a number of shares equal to the common stock that could be issued on full conversion of the Note and all of the shares that could be issued upon exercise of the Warrant. The Company has agreed to use its best efforts to have the registration statement declared effective with 120 days of the date of filing.

     Use of Proceeds. The Company intends to use the proceeds from the issuance of the Note for general corporate purposes and to repay $500,000 of its indebtedness to Republic Bank.

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     The issuances and sale of the Note described above was made in reliance on the exemption from registration provided in Regulation D, Rule 506 under Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering. The Note was acquired by one accredited investor for investment with no view toward the resale or distribution thereof.

Item 3.02 — Unregistered Sales of Equity Securities.

     See Item 2.03 above.

Item 9.01 — Financial Statements and Exhibits.

(c) Exhibits. The following exhibits are filed with this Report:

4.1 — Securities Purchase Agreement, dated March 21, 2005, between Standard Management Corporation and Laurus Master Fund, Ltd., including the form of Secured Convertible Term Note and Warrant

4.2 — Registration Rights Agreement, dated March 21, 2005 between Standard Management Corporation and Laurus Master Fund, Ltd.

99.1 — Press Release of Standard Management Corporation (March 22, 2005)

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD MANAGEMENT CORPORATION

By:	/s/ Stephen M. Coons

Name: Stephen M. Coons
Title: Executive Vice President and General Counsel

Dated: March 25, 2005

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